                                  EXHIBIT 23(P)

                          [CODES OF ETHICS, AS AMENDED]

                                 CODE OF ETHICS

                        CAUSEWAY CAPITAL MANAGEMENT TRUST


                                       and


                         CAUSEWAY CAPITAL MANAGEMENT LLC


                                 I. INTRODUCTION

         A. Fiduciary Duty. This Code of Ethics has been adopted by the Trust and Adviser in compliance with Rule 17j-1 under the 1940 Act and Section 204 of the Advisers Act. Capitalized terms used in this Code are defined in Appendix 1 to this Code. All Appendixes referred to herein are attached to and are a part of this Code.

         This Code is based on the principle that the trustees, officers, and employees of Adviser and the Trust have a fiduciary duty to place the interests of the Funds and Private Accounts ahead of their own interests. The Code applies to all Access Persons and focuses principally on reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Funds and Private Accounts.

         As fiduciaries, Access Persons must at all times:

                  1. Place the interests of the Funds and Private Accounts first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Funds and Private Accounts. An Access Person may not induce or cause a Fund or Private Account to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund or Private Account. For example, an Access Person would violate this Code by causing a Fund or Private Account to purchase a Security he or she owned for the purpose of increasing the price of that Security.

                  2. Avoid taking inappropriate advantage of their positions. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Trust or Adviser could call into question the exercise of an Access Person's independent judgment.

                  3. Conduct all Personal Securities Transactions in full compliance with this Code including the reporting requirements. Doubtful situations should be resolved in favor of the Funds and Private Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

         B. Appendixes to the Code. The Appendixes to this Code are attached to and are a part of the Code. The Appendixes include the following:

                  1.       Definitions (Appendix 1),


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                  2.       Contact Persons (Appendix 2),

                  3. Certification of Compliance with Code of Ethics (Appendix 3 and 3-I),

                           a) Personal Securities Holdings and Accounts Disclosure Form (Appendix 3-A)

                  4.       Form Letter to Broker, Dealer or Bank (Appendix 4).

                  5.       Report of Securities Transactions (Appendix 5)

                  6. Initial Public Offering / Private Placement Clearance Form (Appendix 6)

         C. Application of the Code to Independent Fund Trustees. Notwithstanding the definition of Access Persons, the following provisions do not apply to Independent Fund Trustees and their Immediate Families.

                  1.       Personal Securities Transactions (Section II)

                  2. Initial, Quarterly and Annual Holdings Reporting Requirements (Section III.A)

                  3.       Receipt and Giving of Gifts (Section IV.B)

                  4. Restrictions on Service as a Director of a Publicly-Traded Company (Section IV.E)

                      II. PERSONAL SECURITIES TRANSACTIONS

         A.       Prohibited Transactions.

                  1. Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized by the Compliance Officer (or a designee) absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

                           a. Initial Public Offerings (Investment Personnel only). Any purchase of Securities by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company). However, if authorized, the Compliance Officer will maintain a record of the reasons for such authorization (see Appendix 6).

                           b. Pending Buy or Sell Orders (Investment Personnel Only). Any purchase or sale of Securities by Investment Personnel on any day during which any Fund or Private Account has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn. This prohibition applies whether the Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (a purchase and sale) as the transaction of the Fund or Private Account.

                           c.       Seven-Day Blackout (Investment Personnel
                  Only). Purchases or sales of Securities by Investment Personnel within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by the Funds or Private Accounts. For example, if a Fund or Private Account trades a Security on day one, day eight is the first day any Investment Personnel may trade that Security for an account in which he or she has a beneficial interest. This prohibition applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account.

                           d. Intention to Buy or Sell for a Fund or Private Account (all Access Persons). Purchases or sales of Securities by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Fund or Private Account. This prohibition also applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account.

                           e.       Sixty Day Short-Term Trading Profit
                  Restriction (Investment Personnel Only). Investment Personnel are prohibited from profiting from any purchase and sale, or sale and purchase, of a Security or Equivalent Security within sixty calendar days.

                           f. Restricted List (all Access Persons). Access Persons are prohibited from purchases or sales of Securities on the Adviser's Restricted List, if any.

                  2. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances.

                           a. Inside Information. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security.

                           b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

                           c. Others. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

                  3. Private Placements (Investment Personnel only). Acquisition of Beneficial Interests in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Officer (or a designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Fund or Private Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If a private placement transaction is permitted, the Compliance Officer will maintain a record of the reasons for such approval (see Appendix 6). Investment Personnel who have acquired securities in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by a Fund or Private Account, and the decision to purchase securities of the issuer by a Fund or Private Account must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

         B.       Exemptions.

                  1. The following Securities Transactions are exempt from the restrictions set forth in Section II.A.

                           a. Mutual Funds. Securities issued by any registered open-end investment companies (including the Funds);

                           b. No Knowledge. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

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
                           c. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                           d. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                           e. Miscellaneous. Any transaction in the following: (1) bankers' acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) high quality short-term debt, including repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

                  2. Personal Transactions in Securities that also are being purchased, sold or held by a Fund are exempt from the prohibitions of Sections II.A.1.b and c if the Access Person does not, in connection with his or her regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by that Fund.

                  3. Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indexes. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures are not subject to the prohibited transaction provisions of Section II.A., but are subject to the Code's transaction reporting requirements.

                  III. REPORTING AND PRECLEARANCE REQUIREMENTS

         A. Reporting and Preclearance Requirements for Access Persons Except Independent Fund Trustees

                  1. Preclearance Procedures. Access Persons must obtain approval from the Compliance Officer prior to entering into any Securities Transactions, except that preclearance is not required for
         (i) the exempt Securities Transactions set forth in Section II.B and
         (ii) Access Persons who are not employees of the Adviser and whom the Compliance Officer designates in writing to be exempt from preclearance because they do not have daily access to portfolio information regarding Funds and Private Accounts. Access Persons may preclear Securities Transactions only where they have a present intent to transact in the Security.

                           To preclear a Securities Transaction, an Access Person shall communicate his or her request to the Compliance Officer and provide the following information:

                           a)       Issuer name;

                           b)       Type of security (stock, bond, note, etc.);
                                    and

                           c)       Nature of transaction (purchase or sale).

                           Approval of a Securities Transaction, once given, is effective only for three business days or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate.


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
                  2. Initial Holdings and Accounts Report. Any person who becomes an Access Person of Adviser or the Funds must submit within 10 days of becoming an Access Person an Initial Holdings and Accounts Report (see Appendix 3-A) to the Compliance Officer listing all Securities accounts and Securities that he or she holds in such accounts in which that Access Person (or Immediate Family member) has Beneficial Interest.

                  3. Quarterly Reporting Requirements. Every Access Person and members of his or her Immediate Family must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Attached hereto as Appendix 4 is a form of letter that may be used to request such documents from such entities. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

                           a)       the date of the transaction;

                           b) the title (and interest rate and maturity date, if applicable)

                           c)       the number of shares and principal amount

                           d) the nature of the transaction (e.g., purchase, sale);

                           e)       the price of the Security; and

                           f) the name of the broker, dealer or bank through which the trade was effected.

                           If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, the Access Person must submit a Quarterly Transaction Report (see Appendix 5) within 10 days after the completion of each calendar quarter to the Compliance Officer.

                  4. Every Access Person who establishes a Securities account during the quarter in which that Access Person (or Immediate Family member) has Beneficial Interest must submit an Account Report (see Appendix 5) to the Compliance Officer. This report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter.

                  5. Annual Holdings and Accounts Report. Every Access Person must annually submit an Annual Holdings and Accounts Report (see Appendix 3-A) listing all Securities accounts and securities in which that Access Person (or Immediate Family member) has Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

         B.       Reporting Requirements for Independent Fund Trustees

                  Each Independent Fund Trustee (and his or her Immediate Family) must report to the Compliance Officer any trade in a Security by any account in which the Independent Fund Trustee has any Beneficial Interest if the Independent Fund Trustee knew or, in the ordinary course of fulfilling his or her duty as a Trustee of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the Trustee such Security (or an Equivalent Security) was or would be purchased or sold by a Fund or such purchase or sale by a Fund was or would be considered by the Fund. Independent Fund Trustees who need to report such transactions should refer to the procedures outlined in Section III.A.2.

         C.       Exemptions, Disclaimers and Availability of Reports


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                  1.       A Securities Transaction involving the following
         circumstances or Securities are exempt from the Reporting Requirements discussed above: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments, including repurchase agreements; (7) shares issued by open-end mutual funds; and
         (7) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

                  In addition, no Access Person of Adviser shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Adviser pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

                  2. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                  3. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Trustees of the Trust, the management of Adviser, the Compliance Officer, any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which Adviser is a member, any state securities commission, and any attorney or agent of the foregoing or of the Trust.

                              IV. FIDUCIARY DUTIES

         A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions or activities of the Funds or Private Accounts except to persons whose responsibilities require knowledge of the information.

         B. Gifts. The following provisions on gifts apply to all Investment Personnel.

                  1. Accepting Gifts. On occasion, because of their position with the Trusts, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Trusts and Adviser. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                           If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must inform the Compliance Officer.

                  2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

         C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to the Funds or Private Accounts. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Fund or Private Account.

         D. Undue Influence. Access Persons may not cause or attempt to cause any Fund or Private Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the


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
Access Person. If an Access Person or Immediate Family member stands to benefit materially from an investment decision for a Fund or Private Account which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Fund or Private Account (or, if the Access Person in question is a person with authority to make investment decisions for the Fund or Private Account, to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

         E. Service as a Director. No Investment Person may serve on the board of directors of a publicly-held company (other than the Trust) absent prior written authorization by the Compliance Officer. This authorization will rarely, if ever, be granted and, if granted, normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     V. COMPLIANCE WITH THIS CODE OF ETHICS

         A.       Compliance Officer Review

                  1. Investigating Violations of the Code. The Compliance Officer will investigate any suspected violation of the Code and report the results of each investigation to the Chief Executive Officer of Adviser. The Chief Executive Officer together with the Compliance Officer will review the results of any investigation of any reported or suspected violation of the Code.

                  2. Annual Reports. At least annually, the Trust and Adviser must furnish to the Trust's Board of Trustees, and the Board of Trustees must consider, a written report that (1) describes any issues arising under this Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the Fund and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         B.       Remedies

                  1. Sanctions. If the Compliance Officer and the Chief Executive Officer of Adviser determine that an Access Person has committed a violation of the Code following a report of the Compliance Officer, the Compliance Officer and the Chief Executive Officer of Adviser may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Officer and the Chief Executive Officer of Adviser also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Compliance Officer and the Chief Executive Officer of Adviser and shall be forwarded to a charitable organization selected by the Compliance Officer and the Chief Executive Officer of Adviser. The Compliance Officer and the Chief Executive Officer of Adviser may not review his or her own transaction.

                  2. Sole Authority. The Compliance Officer and the Chief Executive Officer of Adviser have sole authority, subject to the review set forth in Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited


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
         pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

         C. Exceptions to the Code. Exceptions to the Code will rarely, if ever, be granted. The Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse, or upon a showing by the employee that he or she would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a Securities Transaction, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for an exception. Any exceptions granted must be in writing.

         D. Compliance Certification. Each current Access Person and each newly-hired Access Person shall certify that he or she has received, read and understands the Code by executing the Certification of Compliance with the Code of Ethics form (see Appendix 3). In addition, by December 31 following the end of the prior calendar year, all Access Persons will be required to re-certify on such form (see Appendix 3) that they have read and understand the Code, that they have complied with the requirements of the Code, and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code. Independent Fund Trustees should complete Appendix 3-I only.

         E. Inquiries Regarding the Code. The Compliance Officer will answer any questions about the Code or any other compliance-related matters.


DATED:  April 30, 2002


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                                                                      APPENDIX 1

                                   DEFINITIONS

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Access Person" means any trustee, director, officer or Advisory Person of Adviser or the Trust; provided, that employees of SEI Investments Mutual Funds Services and its affiliates (collectively, "SEI") shall not be deemed to be "Access Persons" as their trading activity is covered by the Code of Ethics adopted by SEI in compliance with Rule 17j-1 under the 1940 Act.

         "Adviser" means Causeway Capital Management LLC.

         "Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Advisory Person" means (1) any employee of Adviser and the Trust (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or Private Accounts, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (2) any natural person in a control relationship to such companies who obtains information concerning the recommendations made to the Funds or Private Accounts with respect to the purchase and sale of Securities by the Funds and Private Accounts.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         "Code" means this Code of Ethics, as it may be amended from time to time.

         "Compliance Officer" means the Compliance Officer of Adviser and the persons designated in Appendix 2, as such Appendix shall be amended from time to time.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Fund" means a portfolio of the Trust.

         "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

         child                      grandparent                  son-in-law
         stepchild                  spouse                       daughter-in-law

         grandchild                 sibling                      brother-in-law
         parent                     mother-in-law                sister-in-law
         stepparent                 father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Independent Fund Trustee" means a trustee of the Trust who is not an "interested person" as that term is defined in Section 2(a)(19) of the 1940 Act.

         "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Personnel" and "Investment Person" mean (1) employees of Adviser or the Trust (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities, or (2) any natural person who controls Adviser or the Trust and who obtains information concerning recommendations made to the Funds or Private Accounts regarding the purchase and sale of Securities by the Funds or Private Accounts. References to Investment Personnel include without limitation Portfolio Managers.

         "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund or Private Account.

         "Private Account" means a portfolio of a private client for which Adviser serves as investment adviser.

         "Private Placement" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

         "Restricted List" means the list of companies maintained by the Compliance Officer about which Adviser or its affiliates potentially possess material nonpublic information.

         "SEC" means the Securities and Exchange Commission.

         "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures and options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

         "Securities Transaction" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

         "Trust" means Causeway Capital Management Trust, an investment company registered under the 1940 Act for which Adviser serves as investment adviser.

                                                                      APPENDIX 2

                                 CONTACT PERSONS

COMPLIANCE OFFICER

         1.       Gracie Fermelia

         2.       Turner Swan

No Compliance Officer is permitted to preclear or review his/her own transactions or reports under this Code.

                                                                      APPENDIX 3

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

         I acknowledge that I have received the Code of Ethics dated _______________, and certify that:

                  1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

                  2. In accordance with Section III.A of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section III.C.

                  3. I have listed on Appendix 3-A of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

                  4. I will comply or have complied with the Code of Ethics in all other respects.

                  5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.



                                           _____________________________________
                                           Access Person's Signature

                                           _____________________________________
                                           Print Name

Date:____________________



                                  SEE NEXT PAGE

                                                                    APPENDIX 3-A

            PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (for use as an Initial or Annual Holdings and Accounts Report)

         PURSUANT TO SECTION III.A.1 OR III.A.3 OF THE CODE OF ETHICS, PLEASE LIST ALL SECURITIES ACCOUNTS AND SECURITIES HOLDINGS FOR EACH SECURITIES ACCOUNT IN WHICH YOU OR YOUR IMMEDIATE FAMILY MEMBER HAS A BENEFICIAL INTEREST. YOU DO NOT NEED TO LIST THOSE SECURITIES THAT ARE EXEMPT PURSUANT TO SECTION III.C.

Is this an Initial or Annual Report?        _________________

Name of Access Person:                      ____________________________

Name of Account Holder:                     ____________________________

Relationship to Access Person:              ____________________________

SECURITIES HOLDINGS:

Attach to this Report your most recent account statement and/or list Securities held below:

       Name of Security               Quantity                Principal Amount               Name of Broker/Dealer/Bank
       ----------------               --------                ----------------               --------------------------
1.

2.

3.

4.

5.

(Attach separate sheets as necessary)

SECURITIES ACCOUNTS:

       Account Name                  Account Number               Date Account Opened             Name of Broker/Dealer/Bank
       ------------                  --------------               -------------------             --------------------------
1.
2.
3.
4.

(Attach separate sheets as necessary)

         I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.

____________________________________
Access Person Signature

____________________________________        __________________________
Print Name                                  Date

                                                                    APPENDIX 3-I

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           (INDEPENDENT FUND TRUSTEES)

         I acknowledge that I have received the Code of Ethics dated _______________, 200__, and certify that:

                  1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

                  2. I will report or have reported all Securities Transactions required to be reported under Section III.B of the Code in which I have, or a member of my Immediate Family has, a Beneficial Interest.

                  3. I will comply or have complied with applicable provisions of the Code of Ethics in all other respects.





                                           _____________________________________
                                           Trustee's Signature

                                           _____________________________________
                                           Print Name

Date:__________________

                                                                      APPENDIX 4

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     [Date]


[Broker Name and Address]

         Subject: Account # _________________

Dear ________________:

         Causeway Capital Management LLC ("Adviser"), my employer, is a registered investment adviser. In connection with the Code of Ethics adopted by Adviser, I am required to request that you send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to my employer. Please note that the confirmations and/or periodic statements must disclose the following information:

                  1)       date of the transaction;


                  2) the title of the security (including interest rate and maturity date) and price;

                  3)       the number of shares and principal amount;

                  4)       the nature of the transaction (e.g., purchase or
                           sale); and

                  5)       the name of the firm effecting the trade.

If you are unable to provide this information, please let me know immediately. Otherwise, please address the confirmations and statements directly to:

                                    Gracie Fermelia
                                    Compliance Officer
                                    Causeway Capital Management LLC
                                    11111 Santa Monica Blvd., Suite 1550
                                    Los Angeles, CA  90025

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Ms. Fermelia at (310) 231-6107.

                                                     Sincerely,


                                                     [Name of Access Person]

                                                                      APPENDIX 5

                         REPORT OF SECURITY TRANSACTIONS
                    FOR QUARTER ENDED ________________

Access Persons other than Independent Fund Trustees: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions for which you had no direct or indirect influence or control.

Independent Fund Trustees: If you are an Independent Fund Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Causeway Capital Management Trust, should have known that, during the 15-day period immediately before or after your transaction in a Security,

         1)       a Fund purchased or sold such Security or

         2) a Fund or Adviser considered purchasing or selling such Security.


Disclose all Securities Transactions for the period covered by this report:

                                                               Price at
    Name/Description of          Number         Date of          Which        Principal       Bought              Name of
         Security*               Shares       Transaction      Effected        Amount        or Sold         Broker/Dealer/Bank
--------------------------  -------------  ----------------  -------------  -------------  ------------  -------------------------






* Please disclose the interest rate or maturity date, if applicable.

Did you establish any securities accounts during the period covered by this report? ___ Yes ___ No

If Yes, please complete the following:

                                                         Date of
          Name of Broker                             Account Opening              Account Number
-----------------------------------------    ------------------------------  ------------------------





____ The above is a record of every Securities Transaction or account opened which I had, or in which I acquired, any direct or indirect Beneficial Interest during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all Securities Transactions executed that disclose the information required above, and has received notice of any accounts opened, during the period covered by this report.

____     I have nothing to report for the period covered by this report.

Date:_________________________     Signature:__________________________________

                                                                      APPENDIX 6

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

         The Code of Ethics for Adviser and Causeway Capital Management Trust prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of five years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.

Name of Investment Person:          _________________________________

Date of Request                     _________________________________

Name of IPO / Private Placement:    _________________________________

Date of Offering:                   _________________________________

Number of Shares/Interests          _________________________________

Price:                              _________________________________

Name of Broker/Dealer/Bank          _________________________________


___      I have cleared the IPO / Private Placement transaction described above.

         Reasons supporting the decision to approve the above transaction:

                                           _____________________________________
                                               Name of Compliance Officer

                                           _____________________________________
                                               Signature of Compliance Officer

                                           _____________________________________
                                               Date

--------------------------------------------------------------------------------
                             SEI INVESTMENTS COMPANY
                               CODE OF ETHICS AND
                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------




             A copy of this Code may be accessed through Information
           Access on the SEI Intranet Website. To access the document and exhibits, chose Compliance under the first drop-down
            menu on the left and click on Corporate Code of Ethics.

            ANY QUESTIONS REGARDING SEI'S POLICY OR PROCEDURES SHOULD
               BE REFERRED TO MICHELLE VAUGHN, THE SEI CORPORATE
                     COMPLIANCE OFFICER AT (610) 676-1839.










DECEMBER 2001

                             SEI INVESTMENTS COMPANY
                    CODE OF ETHICS AND INSIDER TRADING POLICY
                                TABLE OF CONTENTS




I.       GENERAL POLICY
II.      CODE OF ETHICS

         A.       PURPOSE OF CODE
         B.       EMPLOYEE/ASSOCIATE PERSONS CATEGORIES
         C.       GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS
         D.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
         E.       REPORTING REQUIREMENTS
         F.       DETECTION AND REPORTING OF CODE VIOLATIONS
         G.       VIOLATIONS OF THE CODE OF ETHICS
         H.       CONFIDENTIAL TREATMENT
         I.       RECORDKEEPING
         J.       GIFTS AND OTHER MONETARY PAYMENTS
         K.       DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III.     INSIDER TRADING POLICY

         A.       WHAT IS "MATERIAL" INFORMATION?
         B.       WHAT IS "NONPUBLIC INFORMATION"?
         C.       WHO IS AN INSIDER?
         D.       WHAT IS MISAPPROPRIATION?
         E.       WHAT IS TIPPING?
         F.       IDENTIFYING INSIDE INFORMATION?
         G.       TRADING IN SEI INVESTMENTS COMPANY SECURITIES
         H.       VIOLATIONS OF THE INSIDER TRADING POLICY

IV.      EXHIBITS - CODE OF ETHICS REPORTING FORMS




DECEMBER 2001                                                                 2

I. GENERAL POLICY

SEI Investments Company, through various subsidiaries (jointly "SEI"), is an investment adviser, administrator, distributor, and/or trustee of investment companies, collective investments trusts, investment partnership, and other asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics and Insider Trading Policy (jointly "Policy") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions for all SEI employees.

SEI has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include the using of employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or frontrunning, which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients, which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI employees must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Policy, employees and other persons associated with SEI will be subject to various per-clearance and reporting standards for their personal securities transactions based on their status as defined by this Policy. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Policy applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Some employees and other persons associated with SEI outside the United States are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance manual, employees should consult the SEI Compliance Department located at SEI's Oaks facility.

EACH EMPLOYEE SUBJECT TO THIS POLICY MUST READ AND RETAIN A COPY OF THIS POLICY AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS POLICY MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.


DECEMBER 2001                                                                 3

II.  CODE OF ETHICS


A.  PURPOSE OF CODE

This Code of Ethics ("Code") was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 there under, as amended. Those provisions of the U.S. securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Employees (including contract employees) and other persons associated with SEI will be subject to various pre-clearance and reporting requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.


B.  EMPLOYEES/ASSOCIATE PERSON CATEGORIES


         1. ACCESS PERSON:

         (a) any director, officer or general partner of SEI INVESTMENTS DISTRIBUTION CO. ("SIDCO") who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchases or sales of securities by Investment Vehicles for which SIDCO acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Investment Vehicles regarding the purchase or sale of securities;

         (b) any director, officer or general partner of SEI INVESTMENTS MUTUAL FUND SERVICEs who, in connection with his or her regular functions or duties, participates in the selection of an Investment Vehicle's portfolio securities, or has prior or contemporaneous access to information regarding an Investment Vehicles' purchases and sales of portfolio securities;

         (c) any natural person in a "control" relationship to an Investment Vehicle or SEI INVESTMENTS MANAGEMENT CORPORATION ("SIMC") AND/OR SEI INVESTMENTS MANAGEMENT CORPORATION II ("SIMC II") who obtains prior or contemporaneous information concerning recommendations made to an Investment Vehicle with regard to the purchase or sale of securities by the Investment Vehicle.


DECEMBER 2001                                                                 4

         2.  INVESTMENT PERSON:

         (a) any director, officer or employee of SIMC OR SIMC II who (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) executes or helps executes portfolio transactions for any such Investment Vehicle, or (3) obtains or is able to obtain prior contemporaneous information regarding the purchase or sale of an Investment Vehicle's portfolio securities.

         3.  PORTFOLIO PERSON:

         (a) any director, officer or employee of SEI entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

         4.  FUND OFFICER:

         (a) any director, officer or employee of SEI who acts as a director or officer of any U.S. registered investment company to which SEI acts as an administrator or sub-administrator or principal underwriter.

         5.  REGISTERED REPRESENTATIVE:

         (a) any director, officer or employee who is registered with the National Association of Securities Dealers ("NASD") as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 65), regardless of job title or responsibilities.

         6.  ASSOCIATE:

         (a) any director, officer or employee of SEI who does not fall within the above listed categories.

C.  GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS


         1.  PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION - ALL SEI
             EMPLOYEES

         All SEI employees and associated persons may not, directly or indirectly, in connections with the purchase or sale, of a Security held or to be acquired by an Investment Vehicle for which SEI acts an investment adviser, administrator or distributor:

         (a) employ any device, scheme or artifice to defraud the Investment Vehicle;



DECEMBER 2001                                                                 5

         (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

         (d) engage in any manipulative practice with respect to the Investment Vehicle.


         2.  PERSONAL SECURITIES RESTRICTIONS

         ACCESS PERSONS:

             o may not purchase or sell, directly or indirectly, any Security WITHIN 24 HOURS BEFORE OR AFTER the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI acts as adviser, distributor and/or administrator.

             o may not acquire Securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of their designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

             o may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer.

             o may not receive any gift of more than de minimus value (currently $100.00 annually) from any person or entity that does business with or on behalf of any Investment Vehicle.

         INVESTMENT PERSONS:

             o may not purchase or sell, directly or indirectly, any Security WITHIN 24 HOURS BEFORE OR AFTER the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-adviser acts as investment adviser or sub-adviser to the Investment Vehicle.

             o MAY NOT PROFIT from the purchase and sale or sale and purchase of a Security WITHIN 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to



DECEMBER 2001                                                                 6
                  transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. Government securities.

             o may not acquire Securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

             o may not acquire a beneficial ownership in Securities issued in a private placement transaction or offering without obtaining prior written approval of the designated Compliance Officer.

             o may not receive any gift of more than de minimus value (currently $100.00 annually) form any person or entity that does business with or on behalf of any Investment Vehicle.

             o may not serve on the board of directors of any publicly traded company.

         PORTFOLIO PERSONS:

             o may not purchase or sell, directly or indirectly, any Security WITHIN 7 DAYS BEFORE OR AFTER the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-adviser acts as investment adviser or sub-adviser to the Investment Vehicle.

             o MAY NOT PROFIT from the purchase and sale or sale and purchase of a Security WITHIN 60 DAYS of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. Government securities.

             o may not acquire Securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

             o may not acquire a beneficial ownership in Securities issued in a private placement transaction or offering without obtaining prior written approval of the designated Compliance Officer.

             o may not receive any gift of more than de minimus value (currently $100.00 annually) form any person or entity that does business with or on behalf of any Investment Vehicle.



DECEMBER 2001                                                                 7

             o may not serve on the board of directors of any publicly traded company.

         REGISTERED REPRESENTATIVES:

             o may not acquire Securities as part of an Initial Public Offering ("IPO").

             o    may not participate in investment clubs.

             o may not give or receive any gifts to or from clients which exceed $ 100.00 in value annually.

D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

         1.  ACCESS, INVESTMENT AND PORTFOLIO PERSONS:

             o must pre-clear each proposed securities transaction with the SEI Compliance Officer or designated representative of the SEI Compliance Department for all Accounts held in their names or in the names of other in which they hold a Beneficial Ownership interest. No transaction in Securities may be effected without the prior written approval, except those set forth below in Section D.3 which lists the securities transactions that do not require pre-clearance.

             o pre-clearance is required for all lump sum transactions of SEI stock through the firm's stock purchase plan, individual brokerage accounts or the brokerage investment options through the firm's 401(k) plan. (new plan feature targeted)

             o the SEI Compliance Department will keep a record of the approvals, and the rationale supporting, investments in IPOs and private placement transactions. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the opportunity due to his or her employment with SEI and other relevant factors on a case-by-case basis

         2.  REGISTERED REPRESENTATIVES/ASSOCIATES:

             o must pre-clear transactions with the SEI Compliance Officer or designated representative of the SEI Compliance Department ONLY IF the Registered Representative or Associate knew or should have known at the time of the transaction that, DURING THE 24 HOUR PERIOD immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.



DECEMBER 2001                                                                 8

         3.  TRANSACTIONS THAT DO NO HAVE TO BE PRE-CLEARED:

             o purchases or sales over which the employee pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

             o purchases, sales or other acquisitions of Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

             o purchases which are part of an automatic dividend reinvestment plan or automatic employees stock purchase plans;

             o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired for such issuer;

             o    acquisitions of Securities through gifts or bequests; and

             o    transactions in OPEN-END mutual funds.

         4.  PRE-CLEARANCE PROCEDURES:

             o All requests for pre-clearance of securities transactions must be submitted to SEI Compliance Officer or designated representative of the SEI Compliance Department by completing a Pre-Clearance Request Form (ATTACHED AS EXHIBIT 1) OR BY USING THE SEI AUTOMATED PRE-CLEARANCE TRADING SYSTEM.

             o    The following information must be provided for each request:

                           a. Name, date, phone extension and job title

                           b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                           c. Signature and date; if electronically submitted, initial and date.

             o The SEI Compliance Officer or designated representative of the SEI Compliance Department will notify the employee whether the trading



DECEMBER 2001                                                                 9
                  request is approved or denied via email or through the SEI Automated Pre-Clearance Trading system.

             o Employees should not submit a Pre-clearance Request Form for a transaction that he or she does not intend to execute.

             o Pre-clearance trading authorization is valid for 3 BUSINESS DAYS ONLY. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance department or entered into the SEI Automated Pre-clearance Trading system. Also Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the 3 business day window.

             o Persons subject to pre-clearance must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department transactions reports showing the transactions for all the Investment Vehicles for which SEI or a sub-adviser serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. These reports may be submitted in hard copy or viewed through the SEI Pre-clearance Trading system. Transaction reports need only to cover the portfolios that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by person subject to pre-clearance requirements. For example, if a person seeks to obtain approval for a proposed equity trade, only the transactions for the portfolios effecting transactions in equity securities are required.

             o The SEI Compliance Officer or designated representative of the SEI Compliance Department can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

             o The SEI Compliance Department will maintain pre-clearance records for 5 years.





DECEMBER 2001                                                                10

E.  REPORTING REQUIREMENTS


         1.  DUPLICATE BROKERAGE STATEMENTS
         (ALL SEI EMPLOYEES)

             o All SEI Employees are required to instruct their broker/dealer to file duplicate statements with the SEI Compliance Department at SEI Oaks. Employees in SEI's global offices are required to have their duplicate statements send to the offices in which they are located. Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), except those that trade exclusively in open-end mutual funds, government securities or monthly-automated purchases of SEI stock through the employee stock/stock option plan. Failure of a broker/dealer to send duplicate statements will not excuse an Employee's violations of this Section, unless the Employee demonstrates that he or she took every reasonable stop to monitor the broker's or dealer's compliance.

             o Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in EXHIBIT 2 of this Code. If the broker/dealer required a letter authorizing a SEI employee to open an account, the permission letter may also be found in
                  Exhibit 2. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.

             o If no such duplicate statement can be supplied, the Employee should contact the SEI Compliance department.

         2.  INITIAL HOLDINGS REPORT
         (ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS)

             o Access, Investment and Portfolio Persons and Fund Officers, must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Compliance Department disclosing every security beneficially owned directly or indirectly by such person WITHIN 10 DAYS of becoming an Access, Investment or Portfolio Person or Fund Officer. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

             o    The following information must be provided on the report:

                      a. the title of the security;

                      b. the number of shares held;

                      c. the principal amount of the security; and

                      d. the name of the broker, dealer or bank where the security is held.


DECEMBER 2001                                                                11

                      The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the employee's brokerage statement, employees may attach the statement and sign the initial holdings report.

             o The Initial Holdings Report is attached as EXHIBIT 3 to this Code.

         3.  QUARTERLY REPORT OF SECURITIES TRANSACTIONS
         (ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS)

             o Access, Investment and Portfolio Persons and Fund Officers, must submit quarterly transaction reports of the purchases and/or sales of securities in which such persons have a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance Officer or designated representative of the SEI Compliance Department and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

             o    The following information must be provided on the report:

                      a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;

                      b. whether the transaction is a purchase, sale or other acquisition or disposition;

                      c. the transaction price; and

                      d. the name of the broker, dealer or bank through whom the transaction was effected.

                      e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number.

             o    The Quarterly Report of Securities Transaction is attached as
                  EXHIBIT 4 to this Code.

         4.  ANNUAL REPORT OF SECURITIES HOLDINGS
         (ACCESS, INVESTMENT AND PORTFOLIO PERSONS AND FUND OFFICERS)

             o On annual basis, Access, Investment and Portfolio Persons and Fund Officers, must submit to the SEI Compliance Officer or designed representative of the SEI Compliance Department an Annual Report of



DECEMBER 2001                                                                12

                  Securities Holdings that contains a list of all securities subject to this Code in which they have any direct or indirect Beneficial Ownership interest.

             o    The following information must be provided on the report:

                      a. the title of the security;

                      b. the number of shares held;

                      c. the principal amount of the security; and

                      d. the name of the broker, dealer or bank where the security is held.

                      The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the employee's brokerage statement, employees may attach the statement and sign the annual holdings report.


             o Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Compliance Department WITHIN 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

             o    The Annual Report of Securities Holdings is attached as
                  EXHIBIT 5 to this Code.




DECEMBER 2001                                                                13

         5.  ANNUAL CERTIFICATION OF COMPLIANCE
         (ALL SEI EMPLOYEES)

             o    All employees will be required to certify annually that they:

                           - have read the Code of Ethics;
                           - understand the Code of Ethics; and
                           - have complied with the provisions of the Code of Ethics.

             o The SEI Compliance Officer or designated representative from the SEI Compliance Department will send out annual forms to all employees that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year.

             o The Annual Certification of Compliance is attached as EXHIBIT 6 to this Code.


F.  DETECTION AND REPORTING OF CODE VIOLATIONS


         1. The SEI Compliance Officer or designated representative of the SEI Compliance Department will:

             o review the personal securities transaction reports or duplicate statements filed by Employees and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the Compliance Department determines that a compliance violation may occurred, the Officer will give the person an opportunity to supply explanatory material.

             o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of the Investment Vehicles that, (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its access, investment and portfolio personnel from violating this Code; and

             o prepare a written report to SEI management personnel outlining any violations of the Code together with recommendations for the appropriate penalties;

             o prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement.



DECEMBER 2001                                                                14

                  The report must include the rationale supporting any decision to approve such a purchase.


G.  VIOLATIONS OF THE CODE OF ETHICS


         1. PENALTIES:

             o Employees who violate the Code of Ethics may be subject to serious penalties which may include:

                       [ ]   written warning;

                       [ ]   reversal of securities transactions;

                       [ ]   restriction of trading privileges;

                       [ ]   disgorgement of trading profits;

                       [ ]   fines;

                       [ ]   suspension or termination of employment; and/or

                       [ ]   referral to regulatory or law enforcement agencies.

         2. PENALTY FACTORS:

             o Factors which may be considered in determining an appropriate penalty include, but are not limited to:

                       [ ]   the harm to clients;

                       [ ]   the frequency of occurrence;

                       [ ]   the degree of personal benefit to the employee;

                       [ ]   the degree of conflict of interest;

                       [ ]   the extent of unjust enrichment;

                       [ ] evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

                       [ ] the level of accurate, honest and timely cooperation form the employee.


H.  CONFIDENTIAL TREATMENT


             o The SEI Compliance Officer or designated representative from the Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within outside SEI as are necessary to evaluate compliance with or sanctions under this Code.



DECEMBER 2001                                                                15

I.  RECORDKEEPING


             o SEI will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

             o A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

             o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

             o A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

             o A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

             o A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

J.  GIFT AND OTHER MONETARY PAYMENTS

             o All Employees should not seek, accept or offer any gifts or favors of more than a minimal value (currently $ 100 annually) or provide any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institutional or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that






DECEMBER 2001                                                                16
                  of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodging are paid for by any other party than SEI Investments.

             o Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                      [ ]  Use of the firm's funds for political purposes.

                      [ ] Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part of all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

                      [ ] Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes)

                      [ ] Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

                      [ ] Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.





DECEMBER 2001                                                                17

K. DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

             o ACCOUNT - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the general partner; and any other account over which the Employee exercises investment discretion.

             o BENEFICIAL OWNERSHIP - Security ownership in which a person has a direct or indirect financial interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of:

                      a.  a spouse or domestic partner;

                      b.  a minor child;

                      c.  a relative who resides in the employee's household; or

                      d. any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the employee can obtain title to the securities now or in the future.

             o CONTROL - means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

             o INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

             o PURCHASE OR SALE OF A SECURITY - includes the writing of an option to purchase or sell a security.

             o SECURITY - includes notes, bonds, stocks (including closed-end funds), convertibles, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. A "Security" DOES NOT INCLUDE direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and, shares issued by open-end mutual funds.




DECEMBER 2001                                                                18

         All Employees are required to refrain from investing in Securities based on material nonpublic inside information. This policy is based on the U.S. federal securities laws that prohibit any person from:

             o    trading on the basis of material, nonpublic information;

             o    tipping such information to others;

             o recommending the purchase or sale of securities on the basis of such information;

             o assisting someone who is engaged in any of the above activities; and

             o trading a security, which is the subject of an actual or impending tender offer when in possession of material nonpublic information relating to the offer.

         This includes any confidential information that may be obtained by Access, Investment and Portfolio Persons, and Fund Officers, regarding the advisability of purchasing or selling specific securities for any Investment Vehicles or on behalf of clients. Additionally, this policy includes any confidential information that may be obtained about SEI Investments Company or any of its affiliated entities. This Section outlines basic definitions and provides guidance to Employees with respect to this Policy.


A.  WHAT IS "MATERIAL" INFORMATION?


                  INFORMATION IS MATERIAL WHEN THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE INVESTOR WOULD CONSIDER IT IMPORTANT IN MAKING HIS OR HER INVESTMENT DECISIONS. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value. There is no simple "bright line" test to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, any question as to whether information is material should be directed to the SEI Compliance Department.



DECEMBER 2001                                                                19

B.  WHAT IS "NONPUBLIC" INFORMATION?


                  INFORMATION ABOUT A PUBLICLY TRADED SECURITY OR ISSUER IS "PUBLIC" WHEN IT HAS BEEN DISSEMINATED BROADLY TO INVESTORS IN THE MARKETPLACE. TANGIBLE EVIDENCE OF SUCH DISSEMINATION IS THE BEST INDICATION THAT THE INFORMATION IS PUBLIC. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                  Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this Policy, such private information may be considered "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal projections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

C.  WHO IS AN INSIDER?


                  Unlawful insider trading occurs when a person, who is considered an insider, with a duty not to take advantage of material nonpublic information violates that duty. Whether a duty exists is a complex legal question. This portion of the Policy is intended to provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

                  Insiders of a company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special position of trust or has some other confidential relationship with a company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants and all of their officers, directors or partners, and employees are all likely to be temporary insiders of their clients.




DECEMBER 2001                                                                20

                  Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.


D.  WHAT IS MISAPPROPRIATION?


                  Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has material nonpublic information about Company A and must not trade in Company A's shares.

                  For another example, Employees who, because of their association with SEI, receive inside information as to the identity of the companies being considered for investment by SEI Investment Vehicles or by other clients, have a duty not to take advantage of that information and must refrain from trading in the securities of those companies.


E.  WHAT IS TIPPING?


                  Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose. Both tippees and tippers are subject to liability for insider trading.


F.  IDENTIFYING INSIDE INFORMATION


                  Before executing any securities transaction for your personal account or for others, you must consider and determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you MUST take the following steps:

                  1. Report the information and proposed trade immediately to the Compliance Department or designated Compliance Officer;


DECEMBER 2001                                                                21

                  2. Do not purchase or sell the securities on behalf of yourself or others; and

                  3. Do not communicate the information inside or outside SEI, other than to the Compliance Department or designated Compliance Officer.

                  These prohibitions remain in effect until the information becomes public.

                  Employees managing the work of consultants and temporary employees who have access to material nonpublic information are responsible for ensuring that consultants and temporary employees are aware of this Policy and the consequences of non-compliance.


G.  TRADING IN SEI INVESTMENTS COMPANY SECURITIES
(ALL EMPLOYEES)


                  This Policy applies to ALL EMPLOYEES with respect to trading in the securities of SEI Investments Company, including shares held directly or indirectly in the Company's 401(k) plan. Employees, particularly "officers" (as defined in Rule 16(a)-1(f) in the Securities Exchange Act of 1934, as amended), of the company should be aware of their fiduciary duties to SEI and should be sensitive to the appearance of impropriety with respect to any of their personal transactions in SEI's publicly traded securities. Thus, the following restrictions apply to all transactions in SEI's publicly traded securities occurring in an employee's Account and in all other accounts in which the employee benefits directly or indirectly, or over which the employee exercises investment discretion.

                  o BLACKOUT PERIOD ON SEI STOCK - DIRECTORS AND OFFICERS are prohibited from buying or selling SEI's publicly traded securities during the blackout period. The blackout periods are as follows:

                  o for the first, second and third quarterly financial reports - begins at the close of the prior quarter and ends after SEI publicly announces the financial results for that quarter.

                  o for the annual and fourth quarter financial reports - begins on the 6th business day of the first month following the end of the calendar year-end and ends after SEI publicly announces its financial results.

                  All securities trading during this period may only be conducted with the approval of SEI's General Counsel or the Compliance Director. In no event may securities trading in SEI's stock be conducted while an Director or Officer of the company is in possession of material nonpublic information regarding SEI.



DECEMBER 2001                                                                22

                   o Major Events - ALL EMPLOYEES who have knowledge of any SEI events or developments that may have a "material" impact on SEI's stock that have not been publicly announced are prohibited from buying or selling SEI's publicly traded securities before such announcements. (SEE definition of "material information" contained in III. A. above.)

                   o SHORT SELLING AND DERIVATIVES TRADING PROHIBITION - ALL EMPLOYEES are prohibited from engaging in short sales and options trading of SEI's common stock.

         SECTION 16(a) DIRECTORS AND OFFICERS are subject to the following additional trading restriction.

                   o Short Swing Profits - Directors and Officers may not profit from the purchase and sale or sale and purchase of SEI's securities within 6 MONTHS of acquiring or disposing of Beneficial Ownership of that Security.


H.  VIOLATIONS OF THE INSIDER TRADING POLICY


                  Unlawful trading of securities while in possession of material nonpublic information, or improperly communicating that information to others, is a violation of the federal securities laws and may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall or loss avoided, and an order permanently enjoining violators from such activities. Violators may be sued by investors seeking to recover damages for insider trading violations. In addition, violations by an employee of SEI may expose SEI to liability. SEI views seriously any violation of this Policy, even if the conduct does not, by itself, constitute a violation of the federal securities laws. Violations of this Policy constitute grounds for disciplinary sanctions, including dismissal.






DECEMBER 2001                                                                23

                             SEI INVESTMENTS COMPANY
               CODE OF ETHICS AND INSIDER TRADING POLICY EXHIBITS


         EXHIBIT 1                  PRE-CLEARANCE REQUEST FORM

         EXHIBIT 2                  ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

         EXHIBIT 3                  INITIAL HOLDINGS REPORT

         EXHIBIT 4                  QUARTERLY TRANSACTION REPORT

         EXHIBIT 5                  ANNUAL SECURITIES HOLDINGS REPORT

         EXHIBIT 6                  ANNUAL COMPLIANCE CERTIFICATION



DECEMBER 2001                                                                24

--------------------------------------------------------------------------------
                                    EXHIBIT 1
--------------------------------------------------------------------------------


DECEMBER 2001                                                                25

--------------------------------------------------------------------------------
                            PRECLEARANCE REQUEST FORM
--------------------------------------------------------------------------------

Name:                               Date:

Ext #:                                      Title/Position:

--------------------------------------------------------------------------------
TRANSACTION DETAIL:  I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
                     TRADE:
--------------------------------------------------------------------------------

Buy: [  ]  Sell: [  ]       Security Name:          Security type:

No. of  Shares:            Price:                    If sale, date acquired:

Held in an SEI Portfolio: Yes [ ]  No [ ]  If yes, provide: (a) the Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
[ ] Yes    [ ] No                 [ ] Yes  [ ] No
--------------------------------------------------------------------------------
DISCLOSURE STATEMENTS
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.

--------------------------------------------------------------------------------
Signature:                 Date:
--------------------------------------------------------------------------------
COMPLIANCE OFFICER'S USE ONLY
--------------------------------------------------------------------------------
Approved:   [ ]            Disapproved:   [ ]   Date:

By:                                 Comments:

Transaction Report Received:  Yes   [ ]        No  [ ]
--------------------------------------------------------------------------------
NOTE:  This preclearance will lapse at the end of the day on      , 20     .
If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.



DECEMBER 2001                                                                26

--------------------------------------------------------------------------------
                                    EXHIBIT 2
--------------------------------------------------------------------------------



DECEMBER 2001                                                                27

Date:

Your Broker
street address
city, state   zip code

Re:      Your Name
         your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution, Co., a registered broker/dealer an/or SEI Investments Management Corporation, a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:


                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,


Your name



DECEMBER 2001                                                                28

Date:

[Address]

         Re: Employee Name
             Account #
             SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution, Co., a registered broker/dealer and/or SEI Investments Management Corporation, a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:


                             SEI Investments Company
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,



Michelle W. Vaughn
Compliance Officer









DECEMBER 2001                                                                29

--------------------------------------------------------------------------------
                                    EXHIBIT 3
--------------------------------------------------------------------------------



DECEMBER 2001                                                                30

                             SEI INVESTMENTS COMPANY
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                         ------------------------------------------------------
Date Person Became Subject to the Code's Reporting Requirements:
                                                                ---------------
Information in Report Dated as of:
                                   --------------------------------------------
Date Report Due:
                ---------------------------------------------------------------
Date Report Submitted:
                       --------------------------------------------------------

Securities Holdings

                                                                                 Principal Amount, Maturity Date and
 Name of Issuer and Title of Security       No. of Shares (if applicable)            Interest Rate (if applicable)
--------------------------------------     ------------------------------        ------------------------------------

--------------------------------------     ------------------------------        ------------------------------------

--------------------------------------     ------------------------------        ------------------------------------

--------------------------------------     ------------------------------        ------------------------------------

--------------------------------------     ------------------------------        ------------------------------------

--------------------------------------     ------------------------------        ------------------------------------


If you have no securities holdings to report, please check here. [ ]

Securities Accounts

            Name of Broker, Dealer or Bank                            Name(s) on and Type of Account
           --------------------------------                          --------------------------------
           --------------------------------                          --------------------------------

           --------------------------------                          --------------------------------

           --------------------------------                          --------------------------------

           --------------------------------                          --------------------------------



If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


Signature:                            Date:
           ---------------------           ----------
Received by:
             ------------------



DECEMBER 2001                                                                31

--------------------------------------------------------------------------------
                                    EXHIBIT 4
--------------------------------------------------------------------------------



DECEMBER 2001                                                                32

                             SEI INVESTMENTS COMPANY
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________


NAME:
     --------------------------------------------------------------------------

SUBMISSION DATE:
                 --------------------------------------------------------------

Securities Transactions

                                                         Principal Amount,
                                                         Maturity Date and                                      Name of Broker,
  Date of     Name of Issuer and    No. of Shares (if    Interest Rate (if                                      Dealer or Bank
Transaction   Title of Security        applicable)          applicable)     Type of Transaction     Price    Effecting Transaction
-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

-----------   ------------------    -----------------    -----------------  -------------------    ------   -----------------------

If you had no reportable transactions during the quarter, please check here.[ ]

Securities Accounts

If you established an account within the quarter, please provide the following information:



     Name of Broker, Dealer or Bank            Date Account was Established            Name(s) on and Type of Account
    --------------------------------          ------------------------------          --------------------------------

    --------------------------------          ------------------------------          --------------------------------

    --------------------------------          ------------------------------          --------------------------------

    --------------------------------          ------------------------------          --------------------------------

    --------------------------------          ------------------------------          --------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]


DECEMBER 2001                                                                33

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:
          --------------------------------
Received by:
            ------------------------------


DECEMBER 2001                                                                34

--------------------------------------------------------------------------------
                                    EXHIBIT 5
--------------------------------------------------------------------------------



DECEMBER 2001                                                                35

                             SEI INVESTMENTS COMPANY
                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON:
                          ------------------
Securities Holdings


                                                                               Principal Amount, Maturity Date and Interest Rate
Name of Issuer and Title of Security         No. of Shares (if applicable)                      (if applicable)
------------------------------------         -----------------------------     -------------------------------------------------
------------------------------------         -----------------------------     -------------------------------------------------

------------------------------------         -----------------------------     -------------------------------------------------

------------------------------------         -----------------------------     -------------------------------------------------

------------------------------------         -----------------------------     -------------------------------------------------


If you had no securities holding to report this year, please check here. [ ]

Securities Accounts


Name of Broker, Dealer or Bank                Date Account was Established             Name(s) on and Type of Account
------------------------------                ----------------------------             ------------------------------
------------------------------                ----------------------------             ------------------------------

------------------------------                ----------------------------             ------------------------------

------------------------------                ----------------------------             ------------------------------

------------------------------                ----------------------------             ------------------------------

------------------------------                ----------------------------             ------------------------------

If you have no securities accounts to report this year, please check here. [ ]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                          -----------------------------
Signature                                                  Received by



---------------
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.


DECEMBER 2001                                                                36

--------------------------------------------------------------------------------
                                    EXHIBIT 6
--------------------------------------------------------------------------------


DECEMBER 2001                                                                37

                             SEI INVESTMENTS COMPANY
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION
                    (MUST BE COMPLETED BY ALL SEI EMPLOYEES)

       PLEASE RETURN THE SIGNED FORM VIA EMAIL TO "2002 CODE OF ETHICS" OR
          INTEROFFICE THE FORM TO MICHELLE VAUGHN, SEI COMPLIANCE TEAM.



1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.


Print Name:
           --------------------------------
Signature:
           --------------------------------
Date:
      -------------------------------------
Received by:
            -------------------------------




DECEMBER 2001                                                                38